UTStarcom, Inc.

Limited Power of Attorney Securities Law Compliance

The undersigned, as an officer or director of UTStarcom, Inc. (the Corporation), hereby constitutes and appoints Carmen Chang, Thomas Savage, Valerie Barnett, Kierith Jones,Francis Barton, Susan Marsch, Mark Green, Keith San Felipe and Viraj Patel, and each of them (each, an Attorney and collectively, the Attorneys), as the undersigneds true and lawful attorney-in-fact and agent to complete and execute such Forms 144, 3, 4 and 5 and other forms (including any amendments thereto) as such Attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended, the Act), Section 16 of the Securities Act of 1934 (as amended, the Exchange Act) and the respective rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigneds ownership, acquisition or disposition of or transactions in securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the Attorney shall deem appropriate.
The undersigned hereby approves, ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

The authority of the Attorneys under this Limited Power of Attorney shall continue until the undersigned is no longer required to file such Forms 144, 3, 4 and 5 and other forms (including any amendments thereto) as may be required pursuant to the laws and regulations described above with regard to his or her ownership, acquisition or disposition of or transactions in securities of the Corporation, unless earlier revoked in writing. The undersigned acknowledges that the Attorneys are not assuming any of the undersigneds responsibilities to comply with Rule 144 promulgated under the Act or Section 16 of the Exchange Act.

This Limited Power of Attorney is executed at Hangzhou, China, this 17th day of December, 2007.

/s/ Hong Liang Lu
____________________________________
Signature

Hong Liang Lu
____________________________________
Print name


Witness:

/s/ Zheng Lifei
_________________________________
Signature

Zheng Lifei
_________________________________
Type or print name

Dated: December 17, 2007